EXHIBIT 23.1

                           Donahue Associates, L.L.C.
                          Certified Public Accountants
                           27 Beach Road, Suite CO5-A
                           Monmouth Beach, N.J. 07750

                              (732) 229-7723 phone

                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in the Registration Statement of LIFE ENERGY & TECHNOLOGY HOLDING, INC., on Form S-8 to be filed on or about May 29, 2003, with the Securities and Exchange Commission our report dated May 29, 2003 on the financial statements of LIFE ENERGY & TECHNOLOGY HOLDING, INC., which expresses an unqualified opinion.



/s/ Donahue Associates, LLC
Donahue Assciates, LLC
Monmouth Beach, New Jersey
May 29, 2003